UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2025

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

2200 N. Commerce Parkway, Suite 208 Weston, Florida	33326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (754) 231-1688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On March 5, 2025, ZyVersa Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a private placement priced at-the-market under the rules of The Nasdaq Stock Market (the “Private Placement”), an aggregate of (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 2,105,265 shares (the “Pre-Funded Warrant Shares”) of Common Stock, par value $0.0001 per share (the “Common Stock”), and (ii) Series A-3 common stock purchase warrants (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) to purchase up to an aggregate of 2,105,265 shares of Common Stock (the “Common Warrant Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares”). The purchase price of each Prefunded Warrant was $0.9499. The Private Placement closed on March 7, 2025, and the Company executed and delivered the Warrants.

The gross proceeds from the Private Placement were approximately $2 million, before deducting placement agent fees and other private placement expenses. The Company intends to use the net proceeds from the Private Placement for working capital purposes.

Each Pre-Funded Warrant has an initial exercise price of $0.0001 per share (subject to adjustments as set forth therein), is immediately exercisable upon issuance and will expire when exercised in full. Each Common Warrant has an initial exercise price of $1.00 per share (subject to adjustments as set forth therein) and is exercisable upon the Stockholder Approval Date (as defined in the Common Warrants). The Common Warrants will expire five years from the Stockholder Approval Date.

The Purchase Agreement contains customary representations and warranties of the Company, indemnification obligations of the Company, customary conditions to closing and termination provisions. The representations and warranties of each party set forth in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and such representations and warranties should not be relied on by any other person.

Pursuant to the Purchase Agreement, the Company has agreed that, from the date of the Purchase Agreement until 30 days after the Effectiveness Date of the Registration Statement (as defined below), the Company will not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible, exchangeable or exercisable into, shares of Common Stock (“Common Stock Equivalents”) or (ii) file any registration statement or amendment or supplement thereto, subject to certain exceptions. In addition, from the date of the Purchase Agreement until 90 days after the Effectiveness Date of the Registration Statement, the Company has agreed not to enter into a Variable Rate Transaction (as defined in the Purchase Agreement); provided, however, that the Company may (i) file an amendment or supplement to the existing Sales Agreement with the placement agent dated September 16, 2024 (the “Existing ATM”) at any time after the date of the Purchase Agreement; and (ii) may make sales under the Existing ATM 15 days after the Effectiveness Date of the Registration Statement.

Under the terms of the Warrants, a holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise of Warrants.

Pursuant to the Purchase Agreement, within 10 calendar days of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company has agreed to file a registration statement (the “Registration Statement”) with the Securities Exchange Commission (“SEC”) to register the resale of the Warrant Shares. The Company further agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC within 75 days after the date of the closing of the Private Placement.

On March 5, 2025, the Company also entered into a Placement Agency Agreement with A.G.P./Alliance Global Partners (“AGP” or the “placement agent”), pursuant to which the Company engaged AGP to act as its sole placement agent in connection with the Private Placement. As compensation to the placement agent, the Company agreed to pay AGP a cash fee of 6.5% of the aggregate gross proceeds from the Private Placement plus reimbursement of certain non-accountable expenses.

Also, in connection with the Private Placement, on March 5, 2025, each of the directors and executive officers of the Company entered into a lock-up agreement with the placement agent, pursuant to which each director and executive officer agreed, subject to certain limited exceptions, not to: (1) offer, sell, pledge or otherwise dispose of any shares of Common Stock or Common Stock Equivalents beneficially owned, held or thereafter acquired; or (2) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or publicly disclose the intention to do any of the foregoing, in each case through the period ending on the date that is 15 days from the Effectiveness Date of the Registration Statement.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder. The Investor has represented that it has not acquired the securities with a view to or for sale in connection with any distribution thereof in violation of the Securities Act of 1933, as amended, and appropriate legends have been affixed to the securities issued in the Private Placement.

Warrant Amendment

Concurrently with the Private Placement, the Company and the Investor entered into an Amendment to Common Share Purchase Warrants (the “Warrant Amendment”), which amended the common share purchase warrants to purchase up to 957,200 shares of Common Stock issued to the Purchaser on November 6, 2024 (the “Existing Warrants”) to reduce the exercise price of the Existing Warrants to $1.00 per share.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Placement Agency Agreement, the Purchase Agreement, the form of Pre-Funded Warrant, the form of Common Warrant, and the form of Warrant Amendment, which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information disclosed in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.08 Shareholder Director Nominations.

The information disclosed in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On March 4, 2025, the Company convened a special meeting of stockholders (the “Special Meeting”) to vote upon the proposals set forth in the definitive proxy statement on Schedule 14A filed by the Company with the SEC on January 17, 2025 (the “Proxy Statement”). There were 260,314 shares of the Company’s common stock, par value $0.0001, present or represented by proxy at the Special Meeting, which did not constitute a quorum under the Company’s Second Amended and Restated Bylaws (the “Bylaws”).

Accordingly, the Special Meeting was adjourned without any business being conducted. Instead, the proposals described in the Proxy Statement for the Special Meeting will be included in the proxy statement for the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Board of Directors (the “Board”) of the Company established June 11, 2025, as the date for the Annual Meeting. The Board also established the close of business on April 15, 2025, as the record date for the Annual Meeting.

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Bylaws, the deadline for receipt of stockholder proposals or nominations for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 will be no later than March 17, 2025. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, including Rule 14a-8 under the Exchange Act and the Bylaws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Pre-Funded Warrant

4.2	Form of Series A-3 Common Stock Purchase Warrant

4.3	Form of Amendment to Common Share Purchase Warrant entered into by and between the Company and the Investor, dated March 5, 2025.

10.1	Form of Securities Purchase Agreement, dated March 5, 2025, by and between the Company and the Investor named therein.

10.2	Placement Agency Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZyVersa Therapeutics, Inc.

Date: March 7, 2025	By:	/s/ Stephen Glover
Stephen Glover
Chief Executive Officer